            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934 (AMENDMENT NO.     )


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                          NORRIS COMMUNICATIONS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14A-6(j)(2).
/ /   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:


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      2)  Aggregate number of securities to which transaction applies:


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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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      4)  Proposed maximum aggregate value of transaction:


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      Set forth the amount on which the filing fee is calculated and state how it was determined.

/  /  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:


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      2)  Form, Schedule or Registration Statement No.:


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      4)  Date Filed:


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
                           NORRIS COMMUNICATIONS, INC.

                   12725 STOWE DRIVE, POWAY, CALIFORNIA 92064

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 6, 1996


TO THE STOCKHOLDERS OF
NORRIS COMMUNICATIONS, INC.

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Norris Communications, Inc., a Delaware corporation (the "Company"), will be held at California Center for the Arts located at 340 N. Escondido Boulevard, Escondido, California 92025, on Friday, December 6, 1996, beginning at 9:00 a.m. local time. The Annual Meeting will be held for the following purpose:

         1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 1997, until such directors' successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

         2. To ratify the appointment of Ernst & Young as independent accountants for the Company for the fiscal year ending March 31, 1997.

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         The Board of Directors has fixed November 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

         We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

         STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                 By Order of the
                                 Board of Directors

                                 [SIG]

                                 R. GORDON ROOT
                                 President and Chief
                                 Executive Officer
Poway, California
November 5, 1996

                           NORRIS COMMUNICATIONS, INC.
                                12725 STOWE DRIVE
                             POWAY, CALIFORNIA 92064

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 6, 1996



                                 PROXY STATEMENT



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Norris Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on December 6, 1996, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 5, 1996.

                             RECORD DATE AND VOTING

         November 1, 1996 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of November 5, 1996, there were 22,376,637 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, $.001 par value per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

         Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other then the election of directors, the affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors and "FOR" the ratification of the selection of Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1997.

         New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

         A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.


                              ELECTION OF DIRECTORS

         The Company's bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at five. A Board of five directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:

Name                     Age      Principal Occupation                           Director Since
----                     ---      --------------------                           --------------
Elwood G. Norris         57       Chairman of the Board and Chief Technology         1988
                                  Officer of the Company since 1988

R. Gordon Root           45       President and Chief Executive Officer of           1995
                                  the Company since 1995

Robert Putnam            38       Vice President and Secretary of the                1995
                                  Company since 1988

James D. Miller          53       Vice President of Manufacturer's                   1995
                                  Services, Ltd. since 1996

Michael W. Joe           31       Managing Director of Klein Investment              N/A
                                  Group, L.P.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

         Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each executive officer of the Company:

         Name                     Age     Position
         ----                     ---     --------
         Elwood G. Norris(1)      57      Chairman of the Board and Chief Technology Officer
         R. Gordon Root           45      President, Chief Executive Officer and Director
         Robert Putnam(2)         38      Vice President, Secretary and Director
         James D. Miller(1)(2)    53      Director
         Peter W. Gorrie          54      Chief Operating Officer
         Kathleen E. Terry        43      Chief Financial Officer
         Michael W. Joe           31      Director (nominee)

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         Elwood G. Norris - Mr. Norris has been Chairman of the Board of Directors of the Company since 1988. From 1988 to October 1995, he was President and Chief Executive Officer. In October 1995 he was appointed Chief Technology Officer. Since 1980, Mr. Norris has also been a Director of American Technology Corporation ("ATC") and served as its President and Chief Executive Officer until February 1994. ATC is a publicly held consumer electronic products company, from which the Company acquired JABRA Corporation ("JABRA"). Since August 1989, he has served as director of Patriot Scientific Corporation ("Patriot") and served as Chairman and Chief Executive Officer until June 1994. From June 1995 until June 1996 when he was reappointed Chairman, Mr. Norris served as temporary President and Chief Executive Officer of Patriot, upon the illness and subsequent death of its Chairman, President and Chief Executive Officer. Patriot is a public company engaged in the development of microprocessor technology, digital modem products and radar and antenna engineering. He invented the patented EarPHONE technology owned by JABRA and is the primary inventor of the Company's digital recording technology. Mr. Norris devotes only part-time services to the Company, approximately twenty hours per week.

         R. Gordon Root - Mr. Root was appointed President, Chief Executive Officer and a director of the Company in October 1995. From 1993 to October 1995, he was President and Chief Executive Officer of Maxoptix Corporation, a subsidiary of Kubota, a Japanese conglomerate. From 1990 to 1993 he was founder and Chief Executive Officer of Brookhaven Business Development, Inc., an interim management company, where he was active in six turnaround companies and consulted on corporate image and brand identity programs. He served as President and Chief Operating Officer of Emerald Systems Corporation, a computer network peripheral and software company from 1989 to 1990. Previous positions included executive positions with Carlisle Corporation, Cipher Data Products, Inc. and Polaroid. Mr. Root obtained his MBA in marketing from the University of Southern California and his BA in business from American University in 1972.

         Robert Putnam - Mr. Putnam was appointed Secretary of the Company in March 1988, and Vice President in April 1993. He was appointed a director of the Company in 1995. He has been a director of ATC since 1984 and also served as Secretary/Treasurer until February 1994 when he was appointed President and Chief Executive Officer of ATC. He has also served as Secretary/Treasurer and a director of Patriot since 1989. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately ten hours per week.

         James D. Miller - Mr. Miller was appointed as a director in December 1995. Since March 1996, he has served as Vice President in charge of west coast operations for Manufacturer's Services, Ltd. ("MSL"), an international contract manufacturer. From March 1993 to March 1996, Mr. Miller served as Vice President and General Manager of all West

Coast operations of AVEX Electronics, Inc. From March 1992 to March 1993, Mr. Miller held the position of Program Director at Solectron Corporation. Prior to joining Selectron, Mr. Miller served as Vice President of operations for Emerald Systems Corporation from June 1989 through March 1992.

         Michael W. Joe - Michael W. Joe has been a Managing Director of Klein Investment Group, L.P. (formerly Iacocca Capital Partners, L.P.) and a Vice President of ICG, Inc., the General Partner of Klein Investment Group, L.P. since 1994. Klein Investment Group, L.P. is an investment and merchant bank originally formed by Lee Iacocca, retired Chairman of Chrysler Corporation, two other partners and the Jefferies Group, Inc. Prior to joining Klein Investment Group, L.P., Mr. Joe was a Manager of Strategic Planning for the Walt Disney Company from 1991 to 1994, where he specialized in new business development and acquisitions for the Company's filmed entertainment division, and from 1987 to 1989 was an investment banker with Salomon Brothers Inc. Mr. Joe holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Commerce from Queen's University in Canada.

         Peter W. Gorrie - Mr. Gorrie has been Chief Operating Officer of the Company since February 1996 and also served as Chief Financial Officer until May 1996. From 1991 to 1995, Mr. Gorrie served as an independent turn-around consultant for a number of companies, including Quotron Systems, Inc., Talaris Systems, Inc. and Cipher Data Products. Previous positions included executive positions with Sega Electronics, Inc. and Psychology Today. Mr. Gorrie obtained his B.S. in accounting from San Diego State University.

         Kathleen E. Terry - Ms. Terry joined the Company as Chief Financial Officer in May 1996. From March 1995 to May 1996, she was Chief Financial Officer at BioSafety Systems Inc. From April 1992 to March 1995, Ms. Terry held the positions of Corporate Secretary and Chief Financial Officer at IRT Corporation. Prior to joining IRT Corporation, Ms. Terry was a co-founder and Vice President of Finance for Health Vu from May 1991 to March 1992. Previous positions included executive finance positions with Emerald Systems Corporation, Carlisle Corporation and M/A-COM Telecommunications. Ms. Terry obtained her B.S. in accounting from San Diego State University, her public accounting experience with KPMG-Peat Marwick, and is a certified public accountant.

         For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below. The Board of Directors met two times during fiscal 1996, which meetings each director then in office attended.


                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

         Audit Committee - The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The Audit Committee did not meet in fiscal 1996. At the date of this Proxy Statement, the Audit Committee was comprised of Messrs. Norris and Miller.

         Compensation Committee - The Board has a Compensation Committee (the "Compensation Committee") whose members at the date of this Proxy Statement were Messrs. Putnam and Miller. The Compensation Committee is authorized to review and recommend to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1992 and 1994 Stock Option Plans. The Compensation Committee did not meet in fiscal 1996.

DIRECTOR COMPENSATION

         Standard Compensation - The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors' or committee meetings.

         Stock Options - Directors have received in the past and may receive in the future stock options pursuant to the Company's stock option plans. No options were issued to non-employee directors during the fiscal year ended March 31, 1996.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth for the years ended March 31, 1996, 1995 and 1994, the cash compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company who received compensation in excess of $100,000 in that year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   Annual        Long Term         All Other
                                                                   Compensation  Compensation     Compensation
                                                                   ------------  ------------     ------------
                                                                                    Options
         Name and                       Fiscal                                   (# of Shares)
    Principal Position                   Year       Salary         Bonus         -------------
    ------------------                   ----       ------         -----
R. Gordon Root, President &              1996       $ 85,615       $20,000(2)    150,000               -0-
   Chief Executive Officer(1) 1995                  $ -0-          -0-           -0-                   -0-
                                         1994       $ -0-          -0-           -0-                   -0-

Elwood G. Norris, Chairman               1996       $163,500       -0-           400,000               -0-
   and Chief Technology                  1995       $120,384       -0-           -0-                   -0-
   Officer(3)                            1994       $ 47,944       -0-           300,000(4)            -0-

(1)      In October 1995, the Company entered into an employment agreement with
         R. Gordon Root, the Company's President and Chief Executive Officer. The employment agreement provides for, among other standard benefits, quarterly bonus payments of cash and stock (comprising 40% of his base salary) of $180,000. The employment agreement, which has no specific term, further provides that Mr. Root shall continue to receive his base salary for a period of six months in the event of termination for reason other than cause and voluntary termination.
(2) Amount stated reflects fair market value of 13,333 common shares as of the date of grant.
(3) In September 1995, the Company entered into an employment agreement with Elwood G. Norris, the Company's former President and Chief Executive Officer and current Chief Technology Officer. The employment agreement provides for payment of a base salary of $115,000 per year until October 31, 1997, when the base salary shall automatically increase 10% per year. The employment agreement, which terminates on September 30, 1999, further provides that Mr. Norris (or his estate) shall continue to receive his base salary for a period of not longer than twelve months in the event Mr. Norris is unable to fulfill his duties due to mental or physical disabilities or death. Under terms of the employment agreement, Mr. Norris also is entitled to participate in the Company's bonus pool and health insurance plan.
(4) During the fiscal year ended March 31, 1994, options on a total of 193,500 common shares granted in 1993 were repriced and 107,500 new options were granted to Mr. Norris.

         The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in the fiscal year ended March 31, 1996 to the Chief Executive Officer and the Named Executive Officer.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
          ----------------------------------------------------------------------
                                   % of Total
                                   Options
                                   Granted to        Exercise
                       Options     Employees         Price (per    Expiration
Name                  Granted(#)   in Fiscal 1996      share)         Date
----                  ----------   --------------    ----------    ----------
R. Gordon Root         150,000        15.6%            $1.50        10/09/99

Elwood G. Norris       400,000        41.5%            $3.38         4/03/00


             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

       There were no options exercised by the Named Executive Officers during the fiscal year ended March 31, 1996. The following table provides information on unexercised options at March 31, 1996:




                          FISCAL YEAR-END OPTION VALUES

                         Number of Unexercised                    Value of Unexercised
                              Options At                         In-the-Money Options At
                            March 31, 1996                           March 31, 1996
                            --------------                           --------------
       Name          Exercisable     Unexercisable           Exercisable     Unexercisable
       ----          -----------     -------------           -----------     -------------
R. Gordon Root          50,000         100,000                   $-0-            $-0-

Elwood G. Norris       700,000             -0-                   $-0-            $-0-


     The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations. The Company has no defined benefit or actuarial plans covering any person.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following security ownership information is set forth, as of November 1, 1996, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table currently employed by the Company, and all current directors, nominees and executive officers as a group (seven persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

                                                 Amount and Nature of
Name and Address of Beneficial Owner(1)(2)      Beneficial Ownership(3)      Percent of Class
------------------------------------------      -----------------------      ----------------
     Elwood G. Norris                                1,399,838 (3)                 6.1%
     R. Gordon Root                                    163,333 (4)                   *
     Robert Putnam                                     199,658 (5)                   *
     James D. Miller                                      Nil                        *
     Peter W. Gorrie                                   100,000 (6)
     Kathleen E. Terry                                    Nil                        *
     Michael W. Joe (7)                                   Nil                        *
     BKP Partners, L.P. (8)                           1,987,048                    8.9%
     All officers, directors and nominees
       as a group (7 persons)                         1,862,829 (9)                8.4%

     *  Less than 1%



     (1) The address of each beneficial owner other than BKP Partners, L.P. is 12725 Stowe Drive, Poway, California 92064. The address of BKP Partners, L.P. is One Sansome Street, Suite 3900, San Francisco, California 94104.
     (2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.
     (3) Includes 225,000 shares owned by ATC as a result of Mr. Norris' 38% beneficial ownership and presently exercisable options to purchase 700,000 shares.
     (4)     Includes presently exercisable options to purchase 150,000 shares.
     (5)     Includes presently exercisable options to purchase 169,658 shares.
     (6) Consists entirely of presently exercisable options to purchase shares.
     (7) Excludes presently exercisable warrants to purchase 907,824 shares owned by Klein Investment Group, L.P., of which Mr. Joe is a managing director.
     (8) Voting and dispositive powers with respect to these shares are held by Robert K. Pryt, the managing general partner of BKP Partners, L.P.
     (9) Includes presently exercisable options to purchase 1,119,658 shares and the 225,000 shares owned by ATC and attributable to Mr. Norris.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the NASDAQ (Small Cap) Market.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each Insider known to the Company that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its Insiders were complied with.

                              CERTAIN TRANSACTIONS

     Elwood Norris, Chairman and Chief Technology Officer of the Company, is also a director of ATC. He is the beneficial owner of 3,281,475 shares of ATC (representing approximately 38% of its issued and outstanding capital) and Robert Putnam, the Vice President/Secretary and a director of the Company is also a director, President and Chief Executive Officer of ATC. He is the beneficial owner of 620,000 shares of ATC (representing approximately 8% of its issued and outstanding shares).

     During the fiscal year ended March 31, 1996, the Company sublet its former operating facility comprising approximately 10,800 square feet at 12800 Brookprinter Place, Poway, California to ATC on a month to month basis. During the fiscal year ended March 31, 1996, ATC paid the Company $60,000 in rent. Commencing on April 1, 1996, the Company commenced providing approximately 2,407 square feet of space and certain support services to ATC at the rate of $3,095 per month. As of July 31, 1996, the Brookprinter property was leased to an independent third party, and the existing lease was terminated. The Company believes that the terms of these arrangements are no less favorable than could be obtained from an independent and unaffiliated party.

     The Company also performs certain contract manufacturing for ATC from time to time on terms the Company believes are comparable to other contract manufacturing customers. During the fiscal year ended March 31, 1996, approximately $68,000 of services were provided by the Company to ATC.

     In August 1996, the Company entered into a three year consulting agreement to provide financial advisory services with Klein Investment Group, L.P. In connection therewith, Klein Investment Group, L.P. is entitled to receive $10,000 per month and warrants to purchase a minimum of 400,000 to a maximum of 800,000 shares of the common stock of the Company, depending upon the occurrence of certain events including, without limitation, the trading of the common stock of the Company at certain increased price levels. Michael Joe, a director nominee, is a Managing Partner of Klein Investment Group, L.P.

     Conflicts of Interest. Certain conflicts of interest now exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

     It is conceivable that the respective areas of interest of the Company, ATC, MSL and Patriot could overlap or conflict. MSL (of which Mr. Miller, a director, is primarily active) is in the same business as the Company's subsidiary, Primus Contract Manufacturing Services, Inc., which was organized in July 1996 for the Company's contract manufacturing business. Mr. Miller's loyalties and duties are primarily with AVEX Electronics, Inc. Mr. Norris and Mr. Putnam, executive officers and directors of the Company are also active in the business of ATC and Patriot. The Company believes that although each of the three corporations are involved in the electronics industry, the respective areas of focus, products and technology directions of the three companies are sufficiently distinct such that no conflict in business lines or executive loyalties will result. Because of this unlikelihood, no steps have been taken to resolve conflicts, and any such conflicts, should they arise, will be addressed at the appropriate time.

     Officer and director Robert Putnam also acts as Treasurer and Secretary of Patriot where he ultimately reports to the Board of Directors of which Mr. Norris is Chairman. Mr. Putnam is also President, Chief Executive Officer and a director of ATC, a company effectively controlled by Mr. Norris. The possibility exists that these other relationships could affect Mr. Putnam's independence as a director of the Company. The Company has not provided a method of resolving this conflict and probably will not do so, partly due to inevitable extra expenses and delay any measures would occasion and partly because Mr. Norris and Mr. Putnam do not represent a majority of the Board of Directors of the Company and do not control the other directors. Mr. Norris and Mr. Putnam are obligated to perform their duties in good faith and to act in the best interest of the Company and its stockholders, and any failure on their part to do so may constitute a breach of their fiduciary duties and expose them to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Norris or Mr. Putnam would be excluded from liability or indemnified if they breached their loyalty to the Company.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     For the 1996 fiscal year, Ernst & Young provided audit services which included examination of the Company's annual financial statements, timely review of unaudited quarterly financial information and assistance and consultation in connection with the Company's registration statements on Form S-3 filed with the Commission. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendations of the Audit Committee, the Board has selected Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1997. The stockholders are being requested to ratify such selection at the Annual Meeting.


                DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                               1997 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1997 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 12725 Stowe Drive, Poway, California 92064 and in any event not later than June 23, 1997. It is suggested that any such proposal be submitted by certified mail, return receipt requested.


                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.


                                  MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                           By Order of the Board of Directors

                                           [SIG]

                                           R. Gordon Root
Poway, California                          President and Chief Executive Officer
November 5, 1996

PROXY                     NORRIS COMMUNICATIONS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 6, 1996

The undersigned stockholder of Norris Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 5, 1996, and hereby appoints R. Gordon Root and Peter W. Gorrie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Norris Communications, Inc., to be held on December 6, 1996 at 9:00 a.m., local time, at California Center for the Arts located at 340 N. Escondido Boulevard, Escondido, California 92025, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

       [ ] FOR all nominees listed below (except as indicated)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

      Elwood G. Norris, R. Gordon Root, Robert Putnam, James D. Miller and
                                Michael W. Joe.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                        Dated:____________, 1996


                                                        ________________________
                                                               Signature

                                                        ________________________
                                                               Signature

                                                        (This Proxy should be
                                                        marked, dated and signed
                                                        by the stockholder(s)
                                                        exactly as his or her
                                                        name appears hereon, and
                                                        returned promptly in the
                                                        enclosed envelope.
                                                        Persons signing in a
                                                        fiduciary capacity
                                                        should so indicate. If
                                                        shares are held by joint
                                                        tenants or as community
                                                        property, both should
                                                        sign).